UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – January 6, 2005

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 Lameuse St., Suite 104, Biloxi,		MS 39530
(Address of principal executive offices)		(Zip Code)

Area Code (228) 374-7625

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 5, 2005, Premier Entertainment Biloxi LLC (the “Company”), entered into a Commercial Sales and Security Agreement with International Game Technology (“IGT”) for the financing of approximately $15 million for certain gaming devices and gaming systems.

The Company will be purchasing approximately 1,110 slot devices from IGT as well as software licenses and related equipment for the gaming system. In partial consideration of this purchase, IGT will finance the slot devices and gaming system at the “high Wall Street Journal prime lending rate” based on a 60-month amortization payable in thirty-six (36) monthly installments of principal and accrued interest with a balloon payment on the thirty-seventh (37th) month of the outstanding remaining principal. The first payment shall be due thirty (30) days from the date of opening or no later than ninety (90) days from date of delivery.

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

2.1	Commercial Sales and Security Agreement by and among Premier Entertainment Biloxi LLC and International Game Technology dated January 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 6, 2005	Premier Entertainment Biloxi LLC

	By:	/s/ Gregory J. Bosarge
Gregory J. Bosarge
Vice President and Chief Financial Officer